SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004

                                    FORM 8-K
                                 Current Report

          Pursuant to Section 13 or 15(d) of the Securities Act of 1934
                         Date of Report:  March 26, 2001

                         Inform Worldwide Holdings, Inc.
             (Exact name of registrant as specified in its charter)

            Colorado                     000-29994               841425882
(State or other jurisdiction of  (Commission File Number)     (IRS Employer
incorporation of organization)                            Identification Number)

            10333 E. Dry Creek Road, Suite 270, Englewood, CO  80112
                         (Business address and zip code)

                                 (313) 662-0900
              (Registrant's telephone number, including area code)

          (Former name or former address, if changed since last report.)


Item  5.   Other  Events

Effective February 24th, 2001, the Registrant terminated the definitive agreement to acquire Mapas y Datos, SA of Bogota, Colombia. No further negotiation is planned.

Item  6.   Resignation  of  Registrant's  Directors

Effective  March  19,  2001,  Mr.  Mario  Plaza  has  resigned  as a director of
Registrant. There was no disagreement with the Registrant relating to any matter involving the Registrant's operations, policies or practices. Mr. Plaza resigned due to personal reasons.



March 26, 2001


                                             Inform  Worldwide  Holdings,  Inc.
                                             (Registrant)


                                             ___________________________________
                                             By:  Larry  G.  Arnold,  President
                                             Englewood,  Colorado



Exhibit:  Resignation  Letter


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